UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): December 13, 2010
MGM Resorts International
(Exact name of registrant as specified in its charter)

DELAWARE (State or other jurisdiction of incorporation or organization)	001-10362 (Commission File Number)	88-0215232 (I.R.S. Employer Identification No.)

3600 Las Vegas Boulevard South, Las Vegas, Nevada (Address of Principal Executive Offices)	89109 (Zip Code)
(702) 693-8077
(Registrant’s telephone number, including area code)
N/A
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers
Item 9.01 Financial Statements and Exhibits
SIGNATURE
INDEX TO EXHIBITS
EX-10.1

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.
On December 13, 2010, MGM Resorts International (the “Company”) and Robert H. Baldwin entered into an employment agreement, effective as of December 13, 2010 (the “Employment Agreement”). The Employment Agreement replaces and supersedes the employment agreement dated September 16, 2005, as amended on December 31, 2008, between Mr. Baldwin and the Company (the “Prior Agreement”). The Employment Agreement provides for a term of employment, as Chief Design and Construction Officer of the Company, commencing December 13, 2010 through December 13, 2014.
The Employment Agreement provides for an increase in Mr. Baldwin’s annual base salary from $1,500,000 to $1,650,000 effective as of January 5, 2010; provided, that the Company will make a one-time catch-up payment to Mr. Baldwin in an amount equal to the excess of the base salary payable under the Employment Agreement for periods on or after January 5, 2010 and prior to December 13, 2010 over the base salary paid to Mr. Baldwin for such periods under the Prior Agreement. Mr. Baldwin’s annual target bonus (the “Bonus”), as determined under the Company’s Annual Performance-Based Incentive Plan for Executive Officers, or any successor plan, shall be $2,700,000 commencing with fiscal year 2011; provided, that the terms of Mr. Baldwin’s Bonus for fiscal year 2010 shall be as currently established pursuant to the Prior Agreement. Mr. Baldwin is also entitled to receive an additional $1,500,000 cash bonus for the completion of the CityCenter project. The Employment Agreement also provides Mr. Baldwin with certain other benefits and perquisites, which are discussed in detail in the Employment Agreement.
Upon a termination by (i) the Company for any cause other than for good cause or due to disability, (ii) the Company for no cause, or (iii) by Mr. Baldwin for good cause, the Company will have no further liability or obligations under the Employment Agreement, except for the additional cash bonus relating to the CityCenter project, as provided under the SARs Agreement, for business or travel expense reimbursements accrued and unpaid as of the date of such termination (collectively, the “Accrued Rights”) and the following: the Company will treat Mr. Baldwin as an inactive employee through the Restrictive Period (defined generally as 12 months following separation by Mr. Baldwin from active employment) and Mr. Baldwin will be entitled to receive salary through the date of termination (to the extent unpaid) and for a 12-month period following termination, any Bonus attributable to the Company’s most recently completed fiscal year (to the extent unpaid) on a non-discretionary basis except to the extent all executives who participate in the same bonus arrangement that applies to Mr. Baldwin are treated in an identical fashion with respect to their Bonuses, a lump-sum payment equal to the excess of $4,000,000 over the continued salary paid for the 12-month period, continuation of health and insurance benefits for him and his dependents for up to 4 years following termination (or a cash payment in respect thereof if the Company is unable to provide such continued coverage) subject to certain conditions and exceptions set forth in the Employment Agreement.

In the event there is a Change of Control, Mr. Baldwin has the right to terminate employment upon 30 days notice, provided that such notice must be given no later than 90 days following the Change of Control (and may be given prior to the Change of Control conditional upon the occurrence of the Change of Control). Upon a termination in connection with a Change of Control, the Company will have no further liability or obligations under the Employment Agreement, except for the Accrued Rights and the following: A lump sum amount equal to $4,000,000 plus any Bonus attributable to the Company’s most recently completed fiscal year (to the extent not already paid) determined on a non-discretionary basis except to the extent all executives who participate in the same bonus arrangement that applies to Mr. Baldwin are treated in an identical fashion with respect to their Bonuses.

Upon a termination in connection with a change of control which is a not a Change of Control Event as described in Section 409A of the Internal Revenue Code, in lieu of he foregoing (other than the Accrued Rights) Mr. Baldwin will be entitled to salary through the date of termination (to the extent unpaid) and for a 12-month period following termination, any Bonus attributable to the Company’s most recently completed fiscal year (to the extent unpaid) on a non-discretionary basis except to the extent all executives who participate in the same bonus arrangement that applies to Mr. Baldwin are treated in an identical fashion with respect to their Bonuses, a lump-sum payment equal to the excess of $4,000,000 over the continued salary paid for the 12-month period, continuation of certain health and insurance benefits subject to certain conditions. If any payments or benefits payable to Mr. Baldwin pursuant to the terms of the Employment Agreement or otherwise in connection with, or arising out of, his employment with the Company on a change in ownership or control (within the meaning of Section 280G of the Internal Revenue Code) would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code, Mr. Baldwin’s payments and benefits will be reduced to the maximum amount such that no portion of the payments and benefits would be subject to the excise tax only if, following such reduction, Mr. Baldwin would retain a greater amount of such payments and benefits than if no reduction had occurred and Mr. Baldwin paid any applicable excise tax.
The Employment Agreement also provides for certain payments on death or disability.
The Employment Agreement mandates that certain obligations of Mr. Baldwin relating to confidentiality, providing services to competitors and others, and soliciting customers and Company employees shall continue even after termination of employment, regardless of the reason for such termination, with certain exception provided for in the Employment Agreement.

The foregoing description is not a complete description of the Employment Agreement and is qualified in its entirety by reference to the full text of the Employment Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated by reference in this Item 5.02. Any capitalized terms not defined herein are defined in the Employment Agreement.
Item 9.01 Financial Statements and Exhibits.
(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits:

No.	Description

10.1	Employment Agreement, dated December 13, 2010, by and between Robert H. Baldwin and MGM Resorts International

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MGM
Date: December 17, 2010	By:	/s/ John M. McManus
John M. McManus
Executive Vice President, General Counsel and Secretary

INDEX TO EXHIBITS

No.	Description

10.1	Employment Agreement, dated December 13, 2010, by and between Robert H. Baldwin and MGM Resorts International